Exhibit 99.1

                         MANUFACTURING LICENSE AGREEMENT


         The parties to this Agreement executed and effective as of 17 June 2003 are Computerized Thermal Imaging Inc., a Nevada corporation having its principal place of business at 12725 S.W. 66th Avenue, Suite 100, Portland, Oregon, 97223, U.S.A. (herein "LICENSOR"), and NanDa Thermal Medical Technology, Inc., ("NanDa"), a limited liability company formed under the laws of the People's Republic of China, having its principal offices at No.228 GuangZhou Road, YiFa Science Plaza, 8th Floor, Nanjing, Jiangsu Province, China 210024, ("MANUFACTURER").


RECITALS

         LICENSOR owns or holds proprietary rights including custom designs, copyrights, patents, trade secrets, software source code, documentation, methods, know-how, trade names and trademark rights ( "IP Rights") relating to LICENSOR'S line of computerized infrared imaging and therapy equipment for medical use, ("PRODUCTS"), defined below, and markets and sells PRODUCTS worldwide.

         MANUFACTURER is a Chinese limited liability company which owns and operates modern manufacturing facilities in China. MANUFACTURER represents that it has the necessary staff, skills and facilities to manufacture LICENSOR'S PRODUCTS. MANUFACTURER wishes to be licensed under the proprietary IP Rights of LICENSOR and to obtain certain technical assistance, materials, equipment and know-how as defined below for the sole and exclusive purpose of manufacturing LICENSED PRODUCTS in the People's Republic of China, including Hong Kong, (the "Territory") for sale to LICENSOR and to MANUFACTURER'S own customers in the Territory.

         LICENSOR is willing to enter into a set of agreements with MANUFACTURER to appoint MANUFACTURER as the exclusive licensee, manufacturer, supplier and general distributor of LICENSED PRODUCT in the Territory on the terms stated herein, and to grant such a license and furnish technical assistance on the terms stated herein.

         The following Agreements are executed concurrently with this Agreement are inter-related not separable as to performance thereof and form part of the essential and reciprocal consideration between the parties for this LICENSE AGREEMENT; PRODUCT SUPPLY & PURCHASE AGREEMENT, SALES AGREEMENT FOR PRODUCT KITS.

                             ARTICLE 1 - DEFINITIONS

         As used in this Agreement, the following words and phrases shall have the following meanings:

         1.1 "LICENSED Products" shall mean CTI's product or products listed on Attachment A, as of the date of this Agreement and any additional CTI products mutually selected by the parties, which are covered by patents and/or embody other IP Rights, including LICENSOR's know-how in their design, structure, composition or manufacture.



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         1.2 "LICENSOR IP Rights" and "LICENSED IP Rights" shall mean the designs, copyrights, patent rights, trade secrets, software source and object code, documentation, know-how, specifications, tradenames and trademark rights relating to LICENSED PRODUCTS, as set forth more specifically in Attachment B.

         1.3 "LICENSOR Patents" shall mean the patents and patent applications owned by or licensed to LICENSOR, and such other patents and patent applications owned by or licensed to LICENSOR in the future and any and all patents which may issue from any such patent application.

         1.4 "LICENSOR Trade Secrets" shall mean all manufacturing techniques, specifications, methods, materials and processes of working, technical data, engineering and design information, sketches, plans and drawings, testing methods and protocols and other information and data heretofore developed or acquired by LICENSOR relating to LICENSOR PRODUCTS, all of which are trade secrets of LICENSOR.

         1.5 "LICENSOR Names" shall mean all trademarks (including words, symbols, designs and devices), service marks, domain names, and trade names adopted, used and/or registered by LICENSOR, or used by LICENSOR pursuant to license from a third party, including as set forth in Attachment A to this Agreement.

         1.6 "Facilities" shall mean the facility or facilities owned or controlled by MANUFACTURER in China which are located at [specify all manufacturing locations - attach extra pages if necessary], or such other facilities as may be agreed by the parties, which shall be clearly designated in advance in writing and approved by LICENSOR in writing as suitable and acceptable for the manufacture of LICENSED PRODUCT.

         1.7 "Inspection" shall mean the inspection of unfinished and finished LICENSED PRODUCTS as manufactured by MANUFACTURER, conducted by an authorized representative of LICENSOR at MANUFACTURER's FACILITIES, for the purposes of quality control and conformance to specifications.

         1.8 "Source Code" shall mean the source code modules as specifically described in Attachment B.

         1.9. "Testing" shall mean the process of examination of LICENSED PRODUCTS at MANUFACTURER's FACILITIES by LICENSOR's representative for conformance to design and performance specifications.


ARTICLE 2 - LIMITED LICENSE FOR IP RIGHTS
-----------------------------------------

         2.1 LICENSOR grants MANUFACTURER a non-transferable, EXCLUSIVE limited right and license under the LICENSOR IP Rights for a term of TEN (10) years from the effective date hereof to manufacture and distribute LICENSED PRODUCTS solely for sales to end-user customers within the Territory or sales to LICENSOR as agreed herein and as may be agreed in the future. With respect to documentation and manuals, LICENSOR grants MANUFACTURER a limited copyright license to use, and reproduce such copies of LICENSOR's standard documentation and manuals as may be needed to accompany LICENSED PRODUCT sold under LICENSOR NAMES. All LICENSED PRODUCT manufacture shall take place solely at MANUFACTURER's company-owned or controlled Facilities on the terms and conditions stated in this Agreement. Only LICENSOR holds the right, either itself or through its authorized marketing affiliates, to market, sell and distribute PRODUCTS or the LICENSED PRODUCTS manufactured by MANUFACTURER under this Agreement, anywhere in the world other than in the Territory. Except as stipulated at Article 2.3 below, the MANUFACTURER has no right to sub-license the IP Rights granted herein.


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         2.2 MANUFACTURER shall receive one (1) copy of the SOURCE CODE as required for the loading of such Software into units of LICENSED PRODUCT hereunder, and as necessary to properly service and support the PRODUCT. MANUFACTURER shall make no copies of the Software, except one archival copy for back-up purposes.

         2.3 MANUFACTURER shall grant no sublicenses under this Agreement or subcontract with third parties for the manufacturing or testing of any LICENSOR PRODUCT or component, without express notification to and the consent of LICENSOR. MANUFACTURER's request for such consent shall clearly identify the name, location, ownership and name of the general manager of each such subcontractor. LICENSOR, at its option, shall have the right to review all contracts between MANUFACTURER and such subcontractors and to receive and retain a copy of such contract. Any such sublicense or subcontract, shall clearly and expressly bind each such sub-licensee or subcontractor to obligations of confidentiality, non-competition and license restrictions, export and government regulatory compliance including restrictions on sale with respect to LICENSED PRODUCTS, that are no less restrictive than those stated in this Agreement for MANUFACTURER.

         2.4 MANUFACTURER shall obtain a signed Software End-User License Agreement on LICENSOR's approved end-user license form from each customer purchasing a TIP System, duly executed by a responsible officer of such customer, and witnessed by MANUFACTURER, prior to delivery of any such LICENSED PRODUCT containing LICENSED Software to the customer. MANUFACTURER shall forward the executed original of such license agreement, when signed by customer, to LICENSOR. Customers shall be bound by all terms of such Software license. MANUFACTURER shall safeguard the Software in all respects, and shall monitor compliance by its customers with the terms of such Software license

         2.5 Under no circumstances shall MANUFACTURER deliver LICENSED PRODUCT to a customer or to any other party, for any reason, without first obtaining such signed Software license agreement, and identifying the customer, and the customer's location to LICENSOR. MANUFACTURER shall be responsible to keep customer addresses current. MANUFACTURER shall not sell LICENSED PRODUCT to a customer if MANUFACTURER knows or has reason to believe that customer will not comply with the terms of the Software license.

         2.6 The Software is a valuable trade secret of LICENSOR, and is made available by LICENSOR solely and strictly under license to MANUFACTURER and authorized end-users of LICENSED PRODUCT. MANUFACTURER shall not copy, modify, replicate, or reverse engineer the Software in any manner, nor allow any subsidiary, related or affiliated entity, or third party or customer to do so, except as necessary for the performance of its obligations hereunder. The parties anticipate that NanDa will develop a version of the software that is localized for use in the Territory.

         2.7 LICENSOR will incur substantial loss and economic damage due to any theft, misuse, misappropriation, copying or unauthorized use of the Software or other violation of this provision. The amount of such losses and damage in such circumstances cannot easily be determined. Therefore, for any violation or breach of this Software license by MANUFACTURER, or by a subsidiary or related entity of MANUFACTURER receiving the Software from MANUFACTURER, MANUFACTURER shall pay to LICENSOR, as liquidated damages, the sum of US$100,000 (US one hundred thousand dollars). Such amount shall be payable within 45 (forty-five) days of the discovery by LICENSOR of such unauthorized use or misuse and acknowledgement by MANUFACTURER, based on satisfactory evidence. In the event of a dispute as to the facts or liability hereunder, the parties agree to resolve such dispute with final and binding arbitration held in Vancouver B.C., CANADA, before a single neutral arbitrator appointed by mutual agreement from a roster of qualified international intellectual property attorneys chosen by mutual agreement or, if the parties cannot agree, provided by and conducted in accordance with the Rules of The British Columbia Arbitration Center.


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         2.8 Nothing herein shall be construed to restrict LICENSOR in any manner from servicing and manufacturing thermal imaging systems for inclusion in its line of breast imaging products or other future products, worldwide, nor from selling such systems or products outside of the Territory.

         2.9 MANUFACTURER may use LICENSOR's documentation and manuals as the basis for producing its own documentation and manuals to accompany LICENSED PRODUCT sold under MANUFACTURER's own name. MANUFACTURER shall remove all references to LICENSOR NAMES in any such documentation or manuals.

         2.10 LICENSOR shall direct all inquiries for LICENSED PRODUCT from the Territory and/or known to be used in the Territory to the MANUFACTUER.

ARTICLE 3 - COVENANT NOT TO COMPETE
-----------------------------------

         MANUFACTURER expressly represents that it does not now manufacture any product that competes with LICENSED PRODUCT. For the duration of this Agreement and for a period of three (3) years thereafter, MANUFACTURER covenants that it will not manufacture, directly or indirectly, for itself or for any other party any products other than LICENSED PRODUCTS which are substantially similar to or which compete with LICENSED PRODUCTS.

ARTICLE 4 - PATENTS
-------------------

         4.1 MANUFACTURER shall promptly notify and give full information to LICENSOR concerning MANUFACTURER's knowledge of the possible infringement of any LICENSOR Patent and of any and all legal proceedings, suits, actions, controversies and claims which may be brought or made affecting or relating to any patent, invention, improvement or device or to the LICENSOR know-how covered by this Agreement. LICENSOR shall have the power to institute and prosecute at its own expense and at its own discretion suits for infringement of the patents licensed hereunder. LICENSOR shall have the right, if required by law, to join MANUFACTURER as a party plaintiff in any such suit and shall have the right to collect for LICENSOR's own use all damages, profits, and awards of whatever nature recoverable for such infringement should MANUFACTURER be joined as a party plaintiff, LICENSOR shall pay the MANUFACTURER'S reasonable attorney's fees and direct costs and expenses attendant to and incurred in such defense, provided that LICENSOR shall control and have authority to settle any such litigation.

         4.2 MANUFACTURER agrees that MANUFACTURER shall cause to be placed on all LICENSOR PRODUCTS manufactured by MANUFACTURER, using LICENSOR'S name under this Agreement any and all applicable patent, trademark, service mark and trade name notices as authorized by law and specified by LICENSOR.

         4.3 MANUFACTURER shall place any and all applicable patent notices on all PRODUCT manufactured by MANUFACTURER for distribution under its own authorized private label or labels.

ARTICLE 5 - LICENSOR NAMES
--------------------------

         5.1 The LICENSOR NAMES set forth in Attachment A shall be used by MANUFACTURER solely on or in connection with LICENSED PRODUCTS and in a manner and style conforming to samples or directions which shall be furnished from time to time by LICENSOR. MANUFACTURER shall only use the LICENSOR NAMES in any advertising or promotional activities with the advance written consent of LICENSOR. MANUFACTURER acknowledges LICENSOR's worldwide ownership and right to LICENSOR NAMES and agrees not to use any LICENSOR NAME except as authorized by this Agreement, whether registered or not.

         5.2 MANUFACTURER shall manufacture LICENSED PRODUCTS under LICENSOR NAMES in accordance with the standards and specifications as to nature and quality of the PRODUCT from time to time communicated to it by LICENSOR.

         5.3 LICENSOR, by its authorized agent, shall be entitled to enter and remain on the premises of MANUFACTURER's FACILITIES for Inspection and Testing at all reasonable times to observe the manufacturing FACILITIES, quality control and testing equipment and procedures and all aspects of the manufacturing, testing, packaging and shipment process for LICENSED PRODUCTS which are manufactured using the LICENSOR NAMES, provided that such inspection shall be conducted in a manner that does not interfere with the normal business operation of MANUFACTURER. At LICENSOR's request, MANUFACTURER or LICENSOR shall select representative samples of such PRODUCTS and the materials from which they are made to be sent to LICENSOR for Inspection and Testing. If any such PRODUCT shall, in LICENSOR's opinion, fail to meet LICENSOR's standards and specifications, MANUFACTURER shall remedy any such manufacturing deficiency expeditiously and at no further cost to LICENSOR and shall then resubmit such PRODUCT for Inspection and Testing. If PRODUCT bearing LICENSOR NAMES fails to meet LICENSOR's specifications and standards on re-testing, MANUFACTURER at LICENSOR's direction shall remove any LICENSOR NAME therefrom.

         5.4 MANUFACTURER agrees to take such actions and to enter into such additional agreements with LICENSOR relative to the use of LICENSOR NAMES as may be necessary or desirable to preserve and protect the proprietary rights of LICENSOR in and to such LICENSOR NAMES. If MANUFACTURER chooses to register in the Territory any LICENSOR NAME, such registration shall be deemed made on behalf of LICENSOR. MANUFACTURER shall execute such documents as required to transfer such registration to LICENSOR, on LICENSOR's request, on the expiration or termination of this Agreement.

         5.5 Upon termination for any reason of this Agreement, MANUFACTURER shall cease and permanently refrain from any and all use of any LICENSOR NAME; however, MANUFACTURER may manufacture LICENSED PRODUCT under its own private brand name and label, for sales to buyers other than LICENSOR, in the Territory.

ARTICLE 6 - DELIVERY OF INTELLECTUAL PROPERTY, TRAINING, AND SUPPORT
--------------------------------------------------------------------

         6.1 LICENSOR shall furnish to MANUFACTURER copies in English of full plans, drawings, and other papers containing LICENSED PRODUCT specifications, including information and data with respect to designs, formulas, techniques, materials, methods and processes developed or acquired and used by LICENSOR for the production of PRODUCT, as they may be amended from time to time. A list of the LICENSED PRODUCT specifications ("Specifications"), hardware, firmware, source code and documentation to be provided hereunder ("Deliverables") is attached as Attachment B. LICENSOR shall advise and consult with MANUFACTURER in the use of such specifications, techniques, materials, methods and processes by MANUFACTURER for the production of LICENSED PRODUCTS. LICENSOR's obligation to furnish LICENSOR know-how is limited to furnishing such information and data in documentary form and in duplicate copies to the extent LICENSOR deems such IP Rights necessary to the proper exercise of the license granted hereunder. LICENSOR shall from time to time include improvements in LICENSOR IP Rights developed by LICENSOR or acquired subsequent to the date of this Agreement in the LICENSOR IP Rights under which MANUFACTURER is licensed in this Agreement.. Any translations required for the effective marketing of PRODUCT or end-user documentation and manuals shall be solely for the account of MANUFACTURER. MANUFACTURER shall cooperate with LICENSOR to achieve compliance with governmental requirements of the U.S. and the Territory.

         6.2 All LICENSOR IP Rights furnished and supplied by LICENSOR to MANUFACTURER pursuant to this Agreement, as well as any LICENSOR IP Rights which heretofore may have been furnished or supplied by LICENSOR to MANUFACTURER, shall be considered as confidential and shall remain the exclusive property of LICENSOR. MANUFACTURER shall not use or disclose to others any of such LICENSOR IP Rights except as authorized by this Agreement, and shall not permit any of such LICENSOR IP Rights to leave its care, custody and control. It is expressly understood that MANUFACTURER's obligations relating to use and disclosure of LICENSOR IP Rights shall extend to all confidential information and data obtained from LICENSOR.

         6.3 MANUFACTURER shall disclose LICENSOR IP Rights only to employees of MANUFACTURER at its FACILITIES, and only to the extent necessary for MANUFACTURER to use at such FACILITIES the IP Rights, including techniques, methods, materials and processes required for the exercise of its license under this Agreement. Any independent contractor to MANUFACTURER having access to the IP shall be identified in advance in writing to LICENSOR, and shall be required by MANUFACTURER to sign a confidentiality agreement with respect to the IP having terms no less restrictive than the terms of this Agreement. MANUFACTURER shall take such steps as may be reasonably necessary to prevent any use or disclosure of such information and data by its employees or independent contractors, except as authorized by this Agreement.

         6.4 The obligations of MANUFACTURER under this Agreement relative to disclosure of confidential information shall endure for a period of five (5) years following the date of this Agreement, or a period of three (3) years following the termination of this Agreement for any reason, whichever is the longer period of time, provided that:

                  6.4.1 MANUFACTURER's obligations in this respect shall not apply to any information or data when, after and to the extent that they are either:

                  (a)      were known to the public; or

                  (b) were known to MANUFACTURER prior to their disclosure to MANUFACTURER by or on behalf of LICENSOR as shown by written records of MANUFACTURER; or

                  (c) are disclosed to MANUFACTURER on a non-confidential basis by a third party who has the right to do so, and

                  6.4.2 Provided further, that MANUFACTURER furnishes reasonable and convincing evidence that such confidential information satisfies the requirements of sub-paragraphs (a), (b) or (c) above.

         6.5 LICENSOR shall provide technical training sessions at its facilities in Ogden, Utah, at times to be mutually agreed: a) for the TIP
System: a single session of up to four (4) consecutive weeks for up to six (6) engineers; for the Photonic Stimulator: a single session of up to four (4) consecutive weeks for up to two (2) engineers. All persons attending such sessions shall be full time employees of MANUFACTURER, and shall be fluent in the English language. MANUFACTURER shall cover all air travel, ground transportation, meals and lodging expense for its employees.

         6.6 LICENSOR shall provide the services and airfare of the following LICENSOR personnel for up to four (4) weeks expended in services and travel, over a maximum of two trips each) of technical support to MANUFACTURER in China as follows:

                  6.6.1  For the TIP System:

                           One (1) Software engineer
                           One (1) Manufacturing engineer

                  6.6.2    For the Photonic Stimulator:
                           One (1) Manufacturing/design engineer


Such support shall be provided at such times as may be mutually agreed, but must be completed within one year from the effective date of this Agreement. MANUFACTURER shall provide reasonable accommodations to Western standards and local transportation in China for such personnel during their stay.


         6.7 MANUFACTURER may request and LICENSOR shall provide reasonable amounts of additional follow-on support above and beyond the one person-month allotted for each of the above LICENSOR support personnel, provided that MANUFACTURER pays LICENSOR for such additional support in advance at the following rates, plus all expenses of business class airfare, lodging, transportation and meals:

         o        Software engineer: US$6,000 per week, minimum one (1) week
         o Manufacturing engineer: US$4,000 per week, minimum one (1) week
         o        Electrical engineer: US$4,000 per week, minimum one (1) week

It is agreed between the parties that for the first two weeks of any schedule overrun, CTI shall be responsible for the salaries of the CTI employees and NanDa will reimburse CTI for out-of-pocket expenses. Any additional schedules overruns will revert to the original payment schedule in the paragraph above.

Rates stated are subject to escalation, following the first twenty-four (24) months of this Agreement, pursuant to the quarterly Employment Cost Index of the US Department of Labor.

         6.8 LICENSOR agrees to provide consulting services to MANUFACTURER concerning design and manufacturing issues for, at minimum, the first twenty-four (24) months of this Agreement. Such consulting services shall be provided on request at the hourly consulting rates, plus expenses, as listed above. LICENSOR shall provide MANUFACTURER with copies, in English, and/or citations to the U.S. federal statutory and regulatory requirements of the FDA. LICENSOR covenants not to use such customer list for any other purpose, unless authorized by MANUFACTURER to do so.

ARTICLE 7 - PRICES, PAYMENTS AND REPORTS
----------------------------------------

         7.1 For the IP Rights licensed hereunder for the manufacture of the TIP System and Photonic Stimulator, MANUFACTURER shall pay LICENSOR a LICENSE FEE in the sum of US one million two hundred thousand Dollars (US$1,200,000), as provided in Attachment C. MANUFACTURER also shall supply LICENSOR with LICENSED PRODUCTS pursuant to the PRODUCT SUPPLY & PURCHASE AGREEMENT, executed concurrently herewith, having an aggregate value of US three hundred thousand dollars (US$300,000) at no added charge or cost.

         7.2 MANUFACTURER shall keep complete and accurate records of all customers who purchase LICENSED PRODUCTS, and shall provide LICENSOR with an accurate list of all customers of MANUFACTURER and any sub-licensees for the purpose of LICENSOR'S compliance with US FDA and local regulatory requirements governing the quality, performance and maintenance of medical equipment. Such list shall include, at minimum, the customer's name, name and contact information of the responsible manager(s) and the authorized contact person, full street and mailing address, telephone and facsimile number(s), email address, and business registration number or other specific identification. Any other pertinent information shall also be included. MANUFACTURER shall keep its records of customers up to date, and shall advise CTI of any changes in customer information. MANUFACTURER shall permit a representative of LICENSOR, at reasonable times and on reasonable notice, to examine the pertinent books and records of MANUFACTURER to such extent as shall be reasonably necessary to determine the accuracy and correctness of any report required by this Agreement.

ARTICLE 8 - MANUFACTURER'S WARRANTY AND INDEMNITY
-------------------------------------------------

         MANUFACTURER agrees to manufacture all LICENSED PRODUCTS under this Agreement in strict accordance with the standards and specifications as to the nature, characteristics and qualities of the PRODUCTS communicated to it by LICENSOR, as set forth herein and as they may be modified from time to time by written amendment to this Agreement, and shall indemnify and hold LICENSOR free and harmless against all loss or damage to persons or property and all liability and claims arising out of the defective manufacture by MANUFACTURER of LICENSED PRODUCTS or the failure by MANUFACTURER to meet such standards and specifications.

ARTICLE 9 - TERM AND TERMINATION
--------------------------------

         9.1 The term of this Agreement shall extend for a period of ten (10) years unless terminated in accordance with this Agreement.

         9.2 Either party shall have the right to terminate this Agreement on thirty (30) days' written notice in the event the other party allows or commits a fundamental breach of the terms and conditions of this Agreement required on its part to be observed or performed and does not remedy or commence to remedy with diligent efforts such failure during the thirty (30) days following the date of the written notice, provided that the License Fee specified in attachment "C" has been fully paid to LICENSOR, LICENSOR shall not terminate this Agreement for cause, except pursuant to paragraph 9.6 below.

         9.3 Manufacturer shall notify LICENSOR of any changes of ownership of more than 10% within 30 days of said event.

         9.4 Either party shall have the right to terminate this Agreement immediately on written notice in the event the other party (i) files a voluntary petition in bankruptcy, (ii) is adjudged bankrupt, (iii) has its assets placed under bankruptcy or reorganization, (iv) has a trustee or receive appointed by a court for all or a substantial portion of its assets, or (v) becomes insolvent, suspends business, is unable to pay its bills in due course, or assigns its assets for the benefit of creditors.

         9.5 Any violation by MANUFACTURER of the covenants or licensing restrictions regarding confidentiality and/or non-competition stated herein shall violate the essence of this Agreement and be grounds for immediate termination of this Agreement by LICENSOR. In addition to its remedies at law, LICENSOR, for each such documented violation by MANUFACTURER, shall be entitled to a payment, as liquidated damages, of US$100,000 per occurrence.

         9.6 Upon termination of this Agreement, in accordance with its terms, with or without cause, LICENSOR shall not be liable to MANUFACTURER for any damages, expenditures, loss of profits or prospective profits of any kind or nature sustained or arising out of or alleged to have arisen out of such termination. The termination of this Agreement shall not, however, relieve or release either party from making any payments which may be owing or fulfilling the obligations under Article, inter alia, with respect to the scope of the License granted and to safeguard the IP from infringement or theft, and the obligations of Articles 2, 3, 4, 6, 7, 8, 9.5, and 10.2 hereof.

ARTICLE 10 - GOVERNMENT APPROVAL, EXPORT RESTRICTIONS
-----------------------------------------------------

         10.1 If required by law, MANUFACTURER shall report this Agreement to appropriate government agencies in China for registration and approval, and furnish satisfactory evidence of such compliance promptly to LICENSOR for its records.

         10.2 MANUFACTURER acknowledges that LICENSOR'S Intellectual Property, IP Rights, and LICENSED PRODUCTS, as well as any technical data supplied pursuant to this Agreement are subject to US export laws and regulations, including restrictions on re-exports. MANUFACTURER shall comply with all applicable laws and regulations of the US and China regarding the use of IP Rights, and the sale and approved end-users of LICENSED PRODUCTS. MANUFACTURER shall obtain any required Chinese license, authorization or approval required for the export of LICENSED PRODUCT to LICENSOR. LICENSOR shall obtain any U.S. licenses required for the export of LICENSOR'S IP hereunder. MANUFACTURER shall not export or re-export LICENSED PRODUCT from the Territory to any entity other than LICENSOR. MANUFACTURER shall ensure that its end-user customers acknowledge and agree in a binding and enforceable manner to such compliance and that they likewise shall not export LICENSED PRODUCT from the Territory or sell to any party intending to export such LICENSED PRODUCT from the territory.

ARTICLE 11 - PARTS AND MATERIALS SUPPLIED BY THIRD PARTIES
----------------------------------------------------------

         11.1 LICENSOR shall assist as reasonably required with the prompt and sufficient supply to the MANUFACTURER of any parts and materials, if any, which must be manufactured or supplied by LICENSOR'S affiliates or third party suppliers at the most favorable price LICENSOR can obtain, all then current commercial factors taken into consideration. MANUFUACTURER shall be responsible for the payment for such parts and materials.

A list of those suppliers is enclosed as Attachment "D". LICENSOR shall assist as reasonably required with MANUFACTURER or its U.S. affiliates receiving proper government permits or approvals for exporting those parts or materials to the Territory, including but not limited to Export Licenses of the U.S. Department of Commerce, Treasury, Defense and other concerned authorities.

ARTICLE 12 - MISCELLANEOUS PROVISIONS
-------------------------------------

         12.1 This Agreement is not divisible and cannot be assigned or transferred by MANUFACTURER in full or in part.

         12.2 No provision of this Agreement or action of either party shall constitute acting as agent of the other.

         12.3 All written notices under this Agreement shall be considered as given when sent by registered international air courier fully prepaid and addressed to the respective parties at their addresses above noted, or at such other addresses which may have been substituted by written notice from the affected party to the other.

         12.4 This Agreement shall be construed and interpreted in accordance with the Uniform Commercial Code and any other applicable laws of the State of Oregon, USA, excluding the laws of conflict. The courts of Multnomah County, Oregon shall have exclusive jurisdiction over any action or claim arising out of or in relation to this Agreement, provided however that LICENSOR may act in any manner deemed necessary in any jurisdiction of the world to seek injunctive or other summary relief or remedy to protect its IP Rights hereunder. Service of process shall be made by reliable international air courier (such as DHL) or delivered by hand to MANUFACTURER'S principal office as specified at the beginning of this Agreement. The provisions of the 1980 Vienna Convention on Contracts for the International Sale of Goods shall not apply.

         12.5 If legal action is necessary to interpret or enforce any term of this Agreement, the prevailing party shall be entitled to payment by the other party of reasonable attorneys' fees, in addition to any judgment or award.

         12.6 This Agreement contains all of the terms and conditions agreed to by the parties and constitutes the sole agreement between them regarding the subject matter of this Agreement, and supersedes all understandings and agreements, whether oral or in writing, previously entered into by them with respect thereto.

         12.7 This Agreement has been negotiated in the American usage of the English language usage by parties who represent that they are competent to fully understand the terms hereof. This Agreement may be executed in one or more copies or counterparts and each such copy shall constitute a duplicate original of this Agreement.

         12.8 LICENSOR's obligations of performance hereunder shall be expressly conditioned upon compliance with all applicable laws and regulations of the United States, including but not limited to the Export Licensing Controls of the US Departments of Commerce, Treasury, Defense, and the requirements of the U.S. Securities and Exchange Commission.

         12.9 This Agreement is written and has been negotiated and executed in English. MANUFACTURER has authorized a Chinese translation for its internal purposes in the Territory. However, the English language version is the operative Agreement and shall prevail in event of conflict, discrepancy or ambiguity. This Agreement shall have six (6) sets of originals, and may be signed in counterparts.

         12.10 The parties agree to consult with and obtain the written approval of the other party prior to the issuance of any public statement or press release concerning this Agreement.

         The parties have duly executed this Agreement as of the date first written above.

Computerized Thermal Imaging, Inc.        NanDa Thermal Medical Technology, Inc.

__________________________________        ______________________________________

Dated: 17 June 2003                       Dated:  17 June 2003
Signature                                 Signature

By: /s/ Richard V. Secord                 By: /s/ Li Jun
    ------------------------------            ----------------------------------
    Richard Secord                            Li Jun
    Title: Chief Executive Officer            Title: Chairman

                                  Attachment A
                                  ------------


                      LICENSED PRODUCTS AND LICENSED NAMES
                      ------------------------------------

1. Thermal Image Processor ("TIP" System) - which may be marketed using the Licensed Name "BALES SCIENTIFIC TIP SYSTEM" or "BALES SCIENTIFIC THERMAL IMAGE PROCESSOR".

2. Photonic Stimulator - which may be marketed using the Licensed Name ."BALES PHOTONIC STIMULATOR"

3.       "Computerized Thermal Imaging" is a Licensed Name.

NOTE: No license is granted hereby to LICENSOR'S BCS 2100 PRODUCT. However, LICENSOR hereby grants and MANUFACTURER shall have first right of refusal to become a third-party manufacturing source for LICENSOR, subject to mutual agreement of the parties on all terms, and a formal addendum to this License Agreement, and compliance with applicable government regulations, should LICENSOR decide to outsource production of such PRODUCT.

                                  Attachment B
                                  ------------

                                  DELIVERABLES
                                  ------------

          PRODUCT SPECIFICATIONS, FIRMWARE AND SOURCE CODE DESCRIPTION:


1.       PRODUCT ENGINEERING SPECIFICATIONS FOR MANUFACTURE

2.       FIRMWARE

         o        (to be determined)

3.       SOURCE CODE

         o        TIP Application, TIP Reader, TIP Med

4.       MANUALS, DOCUMENTATION AND LITERATURE

         o One master CD containing CTI's standard user documentation, manuals, and literature.

                                  Attachment C
                                  ------------

                          LICENSE FEE PAYMENT SCHEDULE
                          ----------------------------


MANUFACTURER shall pay LICENSOR the LICENSE FEE to be received by LICENSOR according to the following schedule:

25% of LICENSE FEE on execution of this Agreement, not later than thirty (30) days from the date of execution by both parties ;

30% of LICENSE FEE within 30 days of Agreement execution, and prior to delivery to MANUFACTURER of the Intellectual Property and upon departure of Chinese group from Utah;

30% of LICENSE FEE is due after arrival of CTI team in China and successful production and testing of the first TIP machine as determined by CTI.

15% of LICENSE FEE upon completion of the 10th (tenth) production unit of TIP system.

                                  Attachment D
                                  ------------

                          List of Third Party Suppliers